UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2007

eMagin Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-24757	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 N.E. 8th Street, Suite 1400, Bellevue, WA 98004
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (425)-749-3600

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

eMagin Corporation (the “Company”) has entered into agreements, effective as of August 7, 2007 (the “Closing Date”), with Moriah Capital, L.P. (“Moriah”), pursuant to which the Company may borrow an amount not to exceed $2,500,000.  Such funds may be drawn down by the Company in tranches of at least $25,000 up to five times each month. In connection with the transaction, the Company issued, executed and delivered to Moriah the following:

•	A Loan and Security Agreement;
•	A Secured Convertible Revolving Loan Note with a principal amount not to exceed $2,500,000;
•	A Loan Conversion Agreement;
•	A Securities Issuance Agreement pursuant to which the Company issued 162,500 shares of its common stock, which shares have an aggregate market value on the Closing Date of $195,000;
•	A Registration Rights Agreement;
•	An Intercreditor Agreement; and
•	A Post-Closing Agreement.

Pursuant to the Loan and Security Agreement, the Company is permitted to borrow an amount not to exceed 90% of its eligible accounts (as defined in the agreements), net of all taxes, discounts, allowances and credits given or claimed, plus 50% of its eligible inventory capped at $600,000. As of  August  9, 2007, pursuant to the Loan and Security Agreement,  the Company has borrowed $607,500. The Company's obligations under the loans are secured by all of the assets of the Company, including but not limited to inventory and accounts receivable; provided, however, that Moriah’s lien on the collateral other than Accounts and Inventory (as such terms are defined in the agreements) are subject to the prior lien of the holders of the Company’s outstanding Amended and Restated 8% Senior Secured Convertible Notes Due 2008 in accordance with the terms of, and subject to the conditions set forth in the Intercreditor Agreement.

The Loan and Security Agreement expires on August 7, 2008, but may be extended at the Company’s option for an additional one year period with the Company issuing additional shares of common stock to Moriah having an aggregate market value of $195,000 based on the average closing price of the Common Stock on the OTC Bulletin Board or such other trading market which such common stock is then listed or traded for the ten (10) trading days preceding the effective date of the extension of the initial term of the loan. Annual interest on the loans  is equal to the greater of (i) the sum of (A) the Prime Rate as reported in the “Money Rates” column of The Wall Street Journal, adjusted as and when such Prime Rate changes plus (B) 2% or (ii) 10%, and shall be payable in arrears prior to the Maturity Date, on the first Business Day of each calendar month, and in full on the Maturity Date.

As part of the transaction, up to $2,000,000 of the amount of the loan that the Company actually borrows may be converted to shares of the Company's common stock pursuant to the terms of the Loan Conversion Agreement. The conversion price is $1.50, subject to adjustment as provided in the Conversion Agreement.

Notwithstanding the foregoing, Moriah has contractually agreed to restrict its ability to convert the convertible notes  evidencing the loans made to the Company pursuant to the Loan Agreement if such conversion would result in Moriah’s share ownership exceeding the difference between 4.99% of the outstanding shares of common stock of the Company and the number of shares of common stock beneficially owned by Moriah.

The Company has also agreed to file a registration statement to register the resale of shares of the Company's common stock issuable under the Securities Issuance Agreement and the shares issuable upon conversion of the convertible note, although the Company is not subject to penalties for failure to register such shares.

In the event that Moriah accelerates the Loans due to an event of default, the Company shall pay to Moriah an early payment fee in an amount equal to (i) two percent (2%) of the maximum credit if such acceleration occurs prior to the first anniversary of the Closing Date, and (ii) one percent (1%) of the maximum credit if such acceleration occurs on or after the first anniversary of the Closing Date.

As part of the transaction, the Company is paying Moriah a servicing fee of $82,500.

The Company has also granted Moriah a put option pursuant to the Securities Issuance Agreement pursuant to which Moriah can sell the shares issued to Moriah under the Securities Issuance Agreement back to the Company for $195,000 at any time during the earlier to occur of the following Put Option exercise periods (the “Put Period”): (a) the ten (10) Business Day period commencing on the first anniversary of the Closing Date,  or (b)  the ten (10) Business Day period commencing on the date which is nine (9) months after the date that the registration statement for the registration of the Issued Shares is declared effective by the Securities and Exchange Commission.

In addition to the foregoing, as part of the transaction, the Intercreditor Agreement was entered into between Moriah and Alexandra Global Master Fund Ltd.

In connection with the transaction, the parties executed a Post-Closing Agreement pursuant to which the parties agreed to enter into certain agreements and exchange certain documents after the closing for the transaction.  Pursuant to the Post-Closing Agreement, the Company shall (i) provide to Moriah certain landlord consents, (ii) execute patent and trademark security and pledge agreements in form and substance not inconsistent with the existing security and pledge agreements executed by the Company in favor of Alexandra Global Master Fund Ltd. (with the sole exception that such agreements shall be subordinate to the existing pledge and security agreements executed by the Company in favor of Alexandra Global Master Fund Ltd.) and (iii) execute a Depository Account Agreement (“Lockbox Agreement.) Pursuant to the Lockbox Agreement, until the revolving loan is repaid and the Loan and Security Agreement is terminated, remittances and all other proceeds of the Company’s accounts receivables shall be deposited into a bank account controlled by Moriah.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 abvoe.

ITEM 3.02 Unregistered Sales of Equity Securuties.

See Item 1.01 above.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following documents are filed as exhibits to this report:

10.1	Loan and Security Agreement between Moriah Capital, L.P. and eMagin Corporation
10.2	Securities Issuance Agreement between eMagin Corporation and Moriah Capital, L.P.
10.3	Secured Convertible Revolving Loan Note
10.4	Loan Conversion Agreement between eMagin Corporation and Moriah Capital, L.P.
10.5	Post-Closing Agreement between eMagin Corporation and Moriah Capital, L.P.
10.6	Registration Rights Agreement between eMagin Corporation and Moriah Capital, L.P.
10.7	Intercreditor Agreement between Alexandra Global Master Fund Ltd., Moriah Capital, L.P. and eMagin Corporation
99.1	Press release of eMagin Corporation dated August 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
EMAGIN CORPORATION

Dated: August 9, 2007	By:	/s/ John Atherly
Name: John Atherly
Title: Chief Financial Officer

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